EXHIBIT 12.2

                               RJR NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                  SIX MONTHS
                                                                                    ENDED
                                                                                JUNE 30, 1995
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Earnings before fixed charges:
  Income before minority interest in income of Nabisco.......................       $  376
  Provision for income taxes.................................................          296
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  Income before income taxes.................................................          672
  Interest and debt expense..................................................          442
  Interest portion of rental expense.........................................           26
                                                                                   -------
Earnings before fixed charges................................................       $1,140
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Fixed charges:
  Interest and debt expense..................................................       $  442
  Interest portion of rental expense.........................................           26
  Capitalized interest.......................................................            6
                                                                                   -------
    Total fixed charges......................................................       $  474
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Ratio of earnings to fixed charges...........................................          2.4
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